EXHIBIT 99.2

willisto w e r s wat s o n .c o m Willis Towers Watson 2019 Third Quarter Financial Results Supplemental Materials October 31, 2019 © 2019 Willis Towers Watson. All rights reserved.

Willis Towers Watson Forward Looking Statements willistowerswatson.com © 2019 Willis Towers Watson. All rights reserved. 1 This document contains “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward - looking statements in this document by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. These statements include, but are not limited to, such things as our outlook, future capital expenditures, future share repurchases, growth in revenue, the impact of changes to tax laws on our financial results, business strategies and planned acquisitions (including the acquisition of TRANZACT), competitive strengths, goals, the benefits of new initiatives, growth of our business and operations, plans and references to future successes, including our future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Willis Towers Watson’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward - looking statements. All forward - looking disclosure is speculative by its nature. There are important risks, uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward - looking statements contained herein, including the following: the ability of the company to successfully establish, execute and achieve its global business strategy as it evolves; changes in demand for our services, including any decline in defined benefit pension plans or the purchasing of insurance; changes in general economic, business and political conditions, including changes in the financial markets; significant competition that the company faces and the potential for loss of market share and/or profitability; the impact of seasonality and differences in timing of renewals; the risk of increased liability or new legal claims arising from our new and existing products and services, and expectations, intentions and outcomes relating to outstanding litigation; the risk the Stanford litigation settlement approval will be overturned on appeal, the risk that the Stanford bar order may be challenged in other jurisdictions, and the risk that the charge related to the Stanford settlement may not be deductible; the risk of material adverse outcomes on existing litigation or investigation matters; changes in the regulatory environment in which the company operates, including, among other risks, the impact of pending competition law and regulatory investigations; various claims, government inquiries or investigations or the potential for regulatory action; the company’s ability to make divestitures or acquisitions and its ability to integrate or manage such acquired businesses (including the recently completed acquisition of TRANZACT); our ability to integrate direct - to - consumer sales and marketing solutions with our existing offerings and solutions; failure to protect client data or breaches of information systems; the ability to comply with complex and evolving regulations related to data privacy and cyber security; the potential impact of Brexit; our ability to successfully enhance our billing, collection and other working capital efforts, and thereby increase our free cash flow; the potential impact of the change in the method for determining LIBOR; the ability of the company to properly identify and manage conflicts of interest; reputational damage; reliance on third - party services; the loss of key employees; the ability to successfully manage ongoing organizational changes; disasters or business continuity problems; doing business internationally, including the impact of exchange rates; compliance with extensive government regulation; the risk of sanctions imposed by governments, or changes to associated sanction regulations; technological change; changes and developments in the insurance industry or the United States healthcare system; including those related to Medicare; the risk that the company may not be able to repurchase the intended number of outstanding shares due to M&A activity or investment opportunities, market or business conditions, or other factors; the inability to protect the company’s intellectual property rights, or the potential infringement upon the intellectual property rights of others; fluctuations in the company’s pension liabilities; the ability of the company to meet its financial guidance, the company’s capital structure, including indebtedness amounts, the limitations imposed by the covenants in the documents governing such indebtedness and the maintenance of the financial and disclosure controls and procedures of each; the ability of the company to obtain financing on favorable terms or at all; adverse changes in the credit ratings of the company; the impact of recent changes to U.S. tax laws, including on our effective tax rate, and the enactment of additional, or the revision of existing, state, federal, and/or foreign regulatory and tax laws and regulations; U.S. federal income tax consequences to U.S. persons owning at least 10% of the company’s shares; changes in accounting principles, estimates or assumptions; fluctuation in revenue against the company’s relatively fixed expenses; our ability to accurately estimate the lifetime economic value of our direct - to - consumer Medicare policy sales; the laws of Ireland being different from the laws of the United States and potentially affording less protections to the holders of our securities; and the company's holding company structure potentially preventing it from being able to receive dividends or other distributions in needed amounts from our subsidiaries. These factors also include those described under “Risk Factors” in the company’s most recent 10 - K filing and subsequent filings filed with the SEC.

Willis Towers Watson Non - GAAP Measures willistowerswatson.com © 2019 Willis Towers Watson. All rights reserved. 2 In order to assist readers of our consolidated financial statements in understanding the core operating results that Willis Towers Watson’s management uses to evaluate the business and for financial planning, we present the following non - GAAP measures: (1) Constant Currency Change, (2) Organic Change, (3) Adjusted Operating Income, (4) Adjusted EBITDA, (5) Adjusted Net Income, (6) Adjusted Diluted Earnings Per Share, (7) Adjusted Income Before Taxes, (8) Adjusted Income Taxes/Tax Rate and (9) Free Cash Flow. The Company believes that these measures are relevant and provide useful information widely used by analysts, investors and other interested parties in our industry to provide a baseline for evaluating and comparing our operating performance, and in the case of free cash flow, our liquidity results. Reconciliations of these measures are included in the accompanying appendix of these earning release supplemental materials. The Company does not reconcile its forward looking non - GAAP financial measures to the corresponding U.S. GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information, such as foreign currency impacts necessary for a quantitative reconciliation of these forward - looking non - GAAP financial measures to the most directly comparable U.S. GAAP financial measure, is available to the Company without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The Company provides non - GAAP financial measures that it believes will be achieved, however it cannot accurately predict all of the components of the adjusted calculations and the U.S. GAAP measures may be materially different than the non - GAAP measures.

Q3 2019 GAAP Financial Results, Key Figures willistowerswatson.com © 2019 Willis Towers Watson. All rights reserved. 3 $USD million, except EPS and % Three months ending September 30, Nine months ending September 30, 2018 2019 2018 2019 Revenue as reported % change $1,859 $1,989 +7% $6,141 $6,349 +3% Income from Operations as reported % change $17 $107 +529% $339 $642 +89% Operating Margin % as reported change, basis points 0.9% 5.4% +450 bps 5.5% 10.1% +460 bps Net Income attributable to Willis Towers Watson as reported % change $44 $75 +70% $317 $500 +58% Diluted EPS as reported % change $0.33 $0.58 +76% $2.39 $3.84 +61% Operating Cash Flow as reported % change $716 $620 - 13%

$ 2.0 B Q3 2019 Revenue Q3 2019 Key Figures, Includes Non - GAAP Financial Results Willis Towers Watson reports solid third quarter 2019 earnings Total Revenue + 6 % Q3 2019 Organic % Strong Growth Momentum Delivered 6% organic revenue growth for the second consecutive quarter driven by new business wins and strong client retention Providing a client winning experience in more than 450 markets in over 140 countries to fuel our continued growth $ 44 5 M Free Cash Flow for Nine Months Ended September 30 , 2019 Free Cash Flow - $ 62 M YTD 2019 Positive Cash Generation Significant portion of cash is generated in Q4 every year. The decline in YTD free cash flow is largely due to the timing and increase in tax payments Unwavering continued focus on delivering free cash flow growth through a combination of profitable growth and working capital improvement $ 1.31 Q3 2019 Adj. Diluted EPS Adj. Diluted EPS Solid Results Offset by Macro Headwinds Strong 15% of underlying adjusted EPS growth was offset by - $0.20 of year - over - year macro headwinds: - $0.10 from income tax provisions and - $0.10 from pension income 1 1.6 % Q3 2019 Adj. Operating Margin Adj. Operating Margin Sustained Margin Expansion Strong organic growth coupled with disciplined expense management and operational efficiency gains are driving margin expansion across all segments On track to deliver 2019 adjusted operating margin of around 20% - 1 % Q3 2019 $ 1.32 Q3 2018 + 120 bps Q3 2019 10. 4 % Q3 2018 + 5 % Q3 2018 Organic % $ 50 7 M YTD 2018 willistowerswatson.com © 2019 Willis Towers Watson. All rights reserved. 4

Organic Revenue Growth %* willistowerswatson.com © 2019 Willis Towers Watson. All rights reserved. 5 Broad - Based Organic Growth Across All Segments Our commitment to a client winning experience continues to drive broad - based growth Q3 2018 Q3 2019 Human Capital & Benefits 2% 6% Corporate Risk & Broking 4% 7% Investment, Risk & Reinsurance 9% 3% Benefits Delivery & Administration 10% 2% Willis Towers Watson 5% 6% HCB organic revenue growth was led by Talent and Rewards and Health and Benefits due to strong demand for data and analytics services, growth in specialty products, and new local and global appointments. Retirement had modest growth as a result of pension de - risking activities CRB delivered strong organic revenue growth across all geographies driven by new business generation and strong retention. North America and International continued to lead the segment in organic growth IRR had organic revenue growth across all businesses driven by robust demand for insurer technology and data & analytics services BDA continued to show organic growth driven by a growing client portfolio in the large and mid - market space, and increased demand for project work. TRANZACT is not included in the organic revenue growth results as presented • Organic revenue growth for 2018 compared to 2017 excludes the impact of ASC 606 from both years. Organic revenue growth for 2019 compared to 2018 includes the adoption of ASC 606 for both years. For HCB, the prior year result reflect the impact of adopting the new revenue standard (ASC 606), which resulted in certain revenue not being recognized.

Summary of Segment Financial Results Q3 2019 Segment results compared to Q3 2018 willistowerswatson.com © 2019 Willis Towers Watson. All rights reserved. 6 As reported, $USD million, except % Q3 2018 1 Q3 2019 1,2 Revenue O p erating Margin % Revenue Operating Margin % Margin Year - over - year Human Capital & Benefits 778 25% 807 27% +160 bps Corporate Risk & Broking 622 11% 651 12% +190 bps Investment, Risk & Reinsurance 317 9% 325 9% +20 bps Benefits Delivery & Administration 127 - 26% 179 - 12% +1,400 bps 1 Revenue and Operating Margin with the adoption of ASC 606 accounting standards for both 2018 and 2019. The Operating Margin percentage is rounded. 2 Includes TRANZACT revenue after July 30, 2019 closing.

Maintaining a Strong and Flexible Balance Sheet Position Significant financial flexibility to drive long - term shareholder value willistowerswatson.com © 2019 Willis Towers Watson. All rights reserved. 7 $USD million Dec 31, 2018 Sept 30, 2019 Sept 30, 2018 Cash and Cash Equivalents 931 1,033 867 Total Debt 1 4,684 4,575 5,865 Total Equity 10,163 9,971 10,001 Debt to Adj. EBITDA Trailing twelve months basis n/a 2 2.3x 2.7x A disciplined capital management strategy provides Willis Towers Watson with ample financial flexibility to reinvest in our businesses, capitalize on market growth opportunities, and drive significant value for shareholders Our capital structure enabled by a strong balance sheet and continued cash generation paves the way for significant shareholder value creation over the long - term History of effectively managing our leverage with the commitment to maintain investment grade credit rating and return leverage ratio to historical level in the near - term 1 Total Debt equals sum of current debt and long - term debt as shown on the Consolidated Balance Sheets. 2 Q3 2018 Debt to trailing twelve months Adj. EBITDA has been excluded due to 1/1/18 cutover adoption of ASC 606 revenue accounting standards.

A Capital Strategy Fit For Creating Long - Term Shareholder Value CASH RETURNED TO SHAREHOLDERS $ 2.9 B FY2016 to Q3 FY2019 $396 $306 $199 $245 $986 $602 $709 $277 2016 2017 2018 2019 YTD In progress $392 $147 $595 $908 MEANINGFUL DIVIDEND GROWTH + 11 % Cash dividend growth 3 years CAGR 2016 $0 . 6 0 2017 2018 2019 e $0.65 $ 0 . 4 8 $0 . 5 3 Share repurchases Dividends Quarterly cash dividend per share + 1 1% willistowerswatson.com © 2019 Willis Towers Watson. All rights reserved. 8 $ million Disciplined approach to capital allocation A capital light business model and capital structure allow us to shift capital between growth and value creation based on changes in the Businesses and/or the macro environment A strong focus on return on investment to optimize the use of cash A robust pipeline of investment opportunities Focus areas to prioritize use of cash 1) Reinvest in our Businesses 2) Invest in innovation and new business opportunities 3) Pursue opportunistic mergers, acquisitions, and divestitures 4) Strengthen Balance Sheet and liquidity 5) Return excess cash to shareholders through share repurchase 6) Sustain dividends and payout ratio

7 % to 8 % constant currency 4 % to 5 % organic revenue growth FY2019 Revenue Growth around 20 % Adj. operating margin FY2019 Adjusted Operating Margin $ 10.75 to $ 11.10 Adj. diluted EPS Excluding transaction and integration cost FY2019 Adjusted Diluted EPS around 22 % Adj. income tax rate Excluding discrete items FY2019 Adjusted Income Tax Rate $1.1 bn to $1.2 bn free cash flow Expect growth to accelerate to 15% or better over the longer term Free Cash Flow around $0.15 currency headwind on Adj. EPS Assumes average rates £1.00 = $1.26, €1.00 = $1.12 FY2019 Foreign Currency Assumptions *Guidance is for 2019, except where specified otherwise and is based on ASC 606 accounting standard. willistowerswatson.com © 2019 Willis Towers Watson. All rights reserved. 9 History of Delivering on Results. A Solid Foundation for 2019* Q3 2019 management guidance update

Appendix: Reconciliation of Non - GAAP Measures willisto w e r s wat s o n .c o m willistowerswatson.com © 2019 Willis Towers Watson. All rights reserved. Proprietary and Confidential. For Willis Towers Watson and Willis Towers Watson client use only. 10

Appendix 1: Constant currency and organic revenue change $ $ Components of Revenue Change (i) Three Months Ended September 30, 2019 2018 As Reported % Change Currency Impact Constant Currency Change Acquisitions/ Divestitures Organic Change Human Capital & Benefits $ 807 778 4% (2)% 6% 0% 6% Corporate Risk & Broking 651 622 5% (2)% 7% 0% 7% Investment, Risk & Reinsurance 325 317 2% (3)% 5% 2% 3% Benefits Delivery & Administration 179 127 42% 0% 42% 40% 2% Segment Revenue 1,962 1,844 6% (2)% 8% 3% 5% Reimbursable expenses and other 27 15 Revenue $ 1,989 1,859 7% (2)% 9% 3% 6% Components of Revenue Change (i) Nine Months Ended 2019 September 30, 2018 As Reported % Change Currency Impact Constant Currency Change Acquisitions/ Divestitures Organic Change Human Capital & Benefits $ 2,433 $ 2,390 2% (3)% 4% 0% 4% Corporate Risk & Broking 2,069 2,036 2% (3)% 5% 0% 5% Investment, Risk & Reinsurance 1,323 1,276 4% (3)% 7% 1% 5% Benefits Delivery & Administration 440 368 20% 0% 20% 14% 6% Segment Revenue 6,265 6,070 3% (3)% 6% 1% 5% Reimbursable expenses and other 84 71 Revenue $ 6,349 $ 6,141 3% (3)% 6% 1% 5% willistowerswatson.com © 2019 Willis Towers Watson. All rights reserved. 11 (i) Components of revenue change may not add due to rounding

Appendix 2: Adjusted operating income and margin, adjusted EBITDA and margin, free cash flow Nine Months Ended September 30, 201 9 2018 Cash flows from operating activities $ 620 $ 716 Less: Additions to fixed assets and software for internal use (175) I nco m e from operations $ 642 10.1% $ 339 5.5% Adjusted for certain items: Nine Months Ended September 30, 2019 2018 Amortization 368 408 Transaction and integration expenses 12 148 Adjusted operating income and adjusted operating income margin $ 1,022 16.1% $ 895 14.6% Income from operations $ 107 5.4% $ 17 0.9% (209) Adjusted for certain items: Free cash flow $ 445 $ 507 Amortization 118 127 Transaction and integration expenses 6 50 Adjusted operating income and adjusted operating income margin $ 231 11.6% $ 194 10.4% Three Months Ended September 30, 201 9 201 8 Three Months Ended September 30, 2019 2018 Net income $ 80 4.0% $ 46 2.5% Provision for income taxes 20 (10) Interest expense 62 51 Depreciation 58 53 Amortization 118 127 Transaction and integration expenses 6 50 Pension settlement and curtailment gains and losses — (4) Adjusted EBITDA and adjusted EBITDA margin $ 344 17.3% $ 313 16.8% Nine Months Ended September 30, 2019 2018 Net income $ 522 8.2% $ 332 5.4% Provision for income taxes 125 42 Interest expense 172 154 Depreciation 171 153 Amortization 368 408 Transaction and integration expenses 12 148 Pension settlement and curtailment gains and losses — 16 Loss on disposal of operations — 9 Adjusted EBITDA and adjusted EBITDA margin $ 1,370 21.6% $ 1,262 20.6% willistowerswatson.com © 2019 Willis Towers Watson. All rights reserved. 12

Appendix 3: Adjusted net income, adjusted diluted earnings per share, adjusted income before taxes, adjusted income tax rate

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018
Net income attributable to Willis Towers Watson	$ 75	$ 44
Adjusted for certain items:		
Amortization	118	127
Transaction and integration expenses	6	50
Pension settlement and curtailment gains and losses	—	(4)
Tax effect on certain items listed above[i]	(29)	(44)
Tax effects of internal reorganization	—	1
Adjusted net income	$ 170	$ 174
Weighted-average shares of common stock — diluted	130	132
Diluted earnings per share	$ 0.58	$ 0.33
Adjusted for certain items:[ii]		
Amortization	0.91	0.97
Transaction and integration expenses	0.05	0.38
Pension settlement and curtailment gains and losses	—	(0.03)
Tax effect on certain items listed above[i]	(0.23)	(0.33)
Tax effects of internal reorganization	—	—
Adjusted diluted earnings per share	$ 1.31	$ 1.32

	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Net income attributable to Willis Towers Watson	$ 500	$ 317
Adjusted for certain items:		
Amortization	368	408
Transaction and integration expenses	12	148
Pension settlement and curtailment gains and losses	—	16
Loss on disposal of operations	—	9
Tax effect on certain items listed above[i]	(90)	(139)
Tax effects of internal reorganization	—	1
Adjusted net income	$ 790	$ 760
Weighted-average shares of common stock — diluted	130	132
Diluted earnings per share	$ 3.84	$ 2.39
Adjusted for certain items:[ii]		
Amortization	2.82	3.08
Transaction and integration expenses	0.09	1.12
Pension settlement and curtailment gains and losses	—	0.12
Loss on disposal of operations	—	0.07
Tax effect on certain items listed above[i]	(0.69)	(1.05)
Tax effects of internal reorganization	—	—
Adjusted diluted earnings per share	$ 6.06	$ 5.74

[i] The tax effect was calculated using an effective tax rate for each item.
[ii] Per share values and totals may differ due to rounding.

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018
Income from operations before income taxes	$ 100	$ 36
Adjusted for certain items:		
Amortization	118	127
Transaction and integration expenses	6	50
Pension settlement and curtailment gains and losses	—	(4)
Adjusted income before taxes	$ 224	$ 209
Provision for income taxes	$ 20	$ (10)
Tax effect on certain items listed above[i]	29	44
Tax effects of internal reorganization	—	(1)
Adjusted income taxes	$ 49	$ 33
U.S. GAAP tax rate	20.4%	(28.1)%
Adjusted income tax rate	22.2%	15.9%

	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Income from operations before income taxes	$ 647	$ 374
Adjusted for certain items:		
Amortization	368	408
Transaction and integration expenses	12	148
Pension settlement and curtailment gains and losses	—	16
Loss on disposal of operations	—	9
Adjusted income before taxes	$ 1,027	$ 955
Provision for income taxes	$ 125	$ 42
Tax effect on certain items listed above[i]	90	139
Tax effects of internal reorganization	—	(1)
Adjusted income taxes	$ 215	$ 180
U.S. GAAP tax rate	19.3%	11.3%
Adjusted income tax rate	21.0%	18.9%

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willistowerswatson.com About Willis Towers Watson Willis Towers Watson (NASDAQ: WLTW) is a leading global advisory, broking and solutions company that helps clients around the world turn risk into a path for growth. With roots dating to 1828, Willis Towers Watson has 45,000 employees serving more than 140 countries. We design and deliver solutions that manage risk, optimize benefits, cultivate talent, and expand the power of capital to protect and strengthen institutions and individuals. Our unique perspective allows us to see the critical intersections between talent, assets and ideas — the dynamic formula that drives business performance. Together, we unlock potential. Learn more at willistowerswatson.com. © 2019 Willis Towers Watson. All rights reserved.